Registration No. 333-_________

As filed with the Securities and Exchange Commission on December 22, 2005


                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                       -----------------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933

                      ------------------------------------


                                  INSYNQ, INC.
                                     NEVADA
                             IRS ID NO.: 22-3894506

                         1127 BROADWAY PLAZA, SUITE 202
                                TACOMA, WA 98402

    John P. Gorst                      Copy to:   Audie J. de Castro, Esq.
    Chief Executive Officer                       de Castro, P.C.
    1127 Broadway Plaza, Suite 202                309 Laurel Street
    Tacoma, WA 98402                              San Diego, CA 92101
    (253) 284-2000                                619) 702-8690

                              CONSULTING AGREEMENT
                              (Full Title of Plan)


                         CALCULATION OF REGISTRATION FEE

TITLE OF SECURITIES  PROPOSED MAXIMUM  PROPOSED MAXIMUM  AGGREGATE  AMOUNT OF
TO BE REGISTERED     AMOUNT TO BE      OFFERING PRICE    OFFERING   REGISTRATION
                     REGISTERED        PER SHARE         PRICE (1)  FEE
Common Stock,
$.001 par value      85,000,000 (2)    $.0007            $59,500.00    $6.37


1. This calculation is made solely for the purposes of determining the registration fee pursuant to the provisions of Rule 457(c) under the Securities Act of 1933, as amended, and is calculated on the basis of the average of the high and low prices per share of the common stock reported on the OTC Bulletin Board as of December 20, 2005, a date within five business days prior to the filing of this registration statement.

2. These 85,000,000 shares of Common Stock of Insynq, Inc., a Nevada corporation (the "Company"), were issued to Cliff Mastricola, as a consultant under a Consulting Agreement dated November 5, 2005 between the Company and Mr. Mastricola for consulting services rendered to the Company.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1.  Plan Information.*
         ----------------

ITEM 2.  Registrant Information and Employee Plan Annual Information.*
         -----------------------------------------------------------

         *The documents containing the information specified in Part I will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act of 1933 (the "Securities Act"). In accordance with the instructions to Part I of Form S-8, such documents will not be filed with the Securities and Exchange Commission (the "Commission"). These documents and the documents incorporated by reference pursuant to Item 3 of Part II of this registration statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  Incorporation of Documents By Reference.
         ---------------------------------------

         The following documents are incorporated by reference in this registration statement.

                  a) The Registrant's Annual Report on Form 10-KSB for the fiscal year ended May 31, 2005, filed pursuant to Section 13(c) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

                  b) All other reports filed by Registrant pursuant to Section 13(c) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Form 10-KSB, referred to in (a) above.

                  c) The description of the common stock, $.001 par value per share (the "Common Stock") of the Registrant is contained in the Registrant's annual report on Form 10-KSB.

         All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated in this registration statement by reference and to be a part hereof from the date of filing of such documents. Any statement contained in this registration statement, in a supplement to this registration statement or in a document incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any subsequently filed supplement to this registration statement or in any document that is subsequently incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4.  Description Of Securities.
         -------------------------

         Not applicable. The class of securities to be offered is registered under Section 12 of the Exchange Act.

ITEM 5.  Interest of Named Experts and Counsel.
         -------------------------------------

         No expert or counsel will receive a direct or indirect interest in our company or was our promoter, underwriter, voting trustee, director or officer or employee. Nor does any expert or counsel have any contingent based agreement with us or any other interest in or connection to us.


ITEM 6.  Indemnification Of Directors And Officers.
         -----------------------------------------

         Our Articles of Incorporation, as amended, provide to the fullest extent permitted by the Nevada Revised Statutes, our directors and officers shall not be personally liable to us or our shareholders for damages. The effect of this provision of our Articles of Incorporation, as amended, is to eliminate our rights and our shareholders (through shareholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act" or "Securities Act") may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

ITEM 7.  Exemption From Registration Claimed.
         -----------------------------------

         Not applicable.

ITEM 8   Exhibits.
         --------

EXHIBIT NO.       EXHIBIT

4.1 Consulting Agreement dated November 5, 2005 between Insynq, Inc. and Cliff Mastricola.

5.1      Opinion of de Castro, PC

23.1     Consent of Weinberg and Company, P.A., Certified Public Accountants

23.2     Consent of de Castro, PC (contained in Exhibit 5 hereto)

24 Power of Attorney relating to subsequent amendments (included on the signature page to this Registration Statement)

ITEM 9.  Undertakings.
         ------------

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

         THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tacoma, and State of Washington, on this ____ day of December 2005.

                                              INSYNQ, INC.


                                              BY: JOHN P. GORST
                                              CHIEF EXECUTIVE OFFICER

                                POWER OF ATTORNEY

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated. Each person whose signature appears below constitutes and appoints John Gorst his true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him and in his, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, or either of them, may lawfully do or cause to be done by virtue hereof.


SIGNATURE                           TITLE                            DATE

                            Chief Executive Officer
/s/ John P. Gorst           (Principal Executive Officer)    December ____, 2005
--------------------------  and Director
John P. Gorst


                            Chief Administrative Officer,
                            Secretary and Treasurer,
/s/ M. Carroll Benton       Principal Accounting Officer,    December ____, 2005
-------------------------   Principal Financial Officer
M. Carroll Benton           and Director

                                  EXHIBIT INDEX

                                  INSYNQ, INC.

EXHIBIT
NO.      EXHIBIT
-------  -------
4.1 Consulting Agreement dated November 5, 2005 between Insynq, Inc. and Cliff Mastricola.

5.1      Opinion of de Castro, PC

23.1     Consent of Weinberg and Company, P.A., Certified Public Accountants

23.2     Consent of de Castro, PC (contained in Exhibit 5 hereto)

24 Power of Attorney relating to subsequent amendments (included on the signature page to this Registration Statement)